                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               Cotelligent, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                 June 30, 2000
--------------------------------------------------------------------------------
               Date of Report (Date of earliest event reported)


    Delaware                          0-27412                  94-3173918
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 (State or other juris-       (Commission File Number)       (I.R.S. Employer
diction of incorporation)                                   Identification No.)


         101 California Street - Suite 2050 San Francisco, CA   94111
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            (Address of principal executive offices)          (Zip Code)


                                 (415)439-6400
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             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

In March 2000, Cotelligent, Inc. ("the Company") committed to a formal plan to divest its IT staff augmentation business. Pursuant to this decision, on June 14, 2000, the Company entered into a definitive agreement with COMSYS Information Technology Services, Inc., (COMSYS") to sell the majority of this business. This included operations in Atlanta, Boston, Cedar Rapids, Cleveland, Dallas, Denver, Ft. Lauderdale, Minneapolis, Orlando, Pittsburgh, Portland, Sacramento, St. Louis, San Diego, San Francisco, San Jose, San Mateo, San Ramon and Seattle. The sale transaction was closed on June 30, 2000. The consideration for the sale included $116.0 million in cash paid at closing (less a $5 million holdback for liabilities that may arise within the next year), a contingent payment of up to $5.0 million relating to operating results for the quarter ending June 30, 2000 and the assumption of certain liabilities totaling approximately $10.0 million. The sale agreement excluded certain aged receivables and lease commitments negotiated between the two parties and required the Company to service certain back-office operations of the purchased locations potentially to June 30, 2001.

A copy of the Asset Purchase Agreement by and among the Company, Cotelligent USA, Inc. and COMSYS dated as of June 14, 2000 (the "Asset Purchase Agreement") was filed with the Securities and Exchange Commission on June 20, 2000 as an Exhibit to the Company's Registration Statement of Form S-3/A (File No. 333-37586) and is incorporated hereto by reference.

In addition, the Company closed the sale of its Orlando operations for $0.6 million on July 14, 2000. A copy of the Purchase and Sale of Assets Agreement between the Company, Cotelligent USA, Inc. and Hurst Technologies, Inc. will be filed with an amendment to this current report once available.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Financial Statements                                                     Page
--------------------                                                     ----

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000.....   3

Unaudited Pro Forma Consolidated Statement of Operations for the fiscal
year ended March 31, 2000...............................................   4

Unaudited Notes to Pro Forma Consolidated Financial Statements..........   5

                               COTELLIGENT, INC.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 2000
                       (In thousands, except share data)

                                                                                   PRO FORMA
                                                               AS REPORTED        ADJUSTMENTS           PRO FORMA
                                                                (AUDITED)         (UNAUDITED)          (UNAUDITED)
                                                               ------------       -----------          -----------
                        ASSETS
Current assets:
  Cash and cash equivalents.................................      $  4,794          $ 54,255 (a)        $ 59,049
  Accounts receivable, including unbilled accounts of $5,716
   and net of allowance for doubtful accounts of $1,880.....        19,735                                19,735
  Deferred tax assets.......................................           564                                   564
  Current portion of notes receivable from officers.........           505                                   505
  Prepaid expenses and other................................         2,289            10,000 (b)          12,289
  Net assets of discontinued operations.....................        88,421           (54,151)(c)          34,270
                                                                  --------                              --------
    Total current assets....................................       116,308                               126,412
                                                                  --------                              --------
Property and equipment, net.................................         5,697                                 5,697
Goodwill, net of accumulated amortization of $1,913.........        35,236                                35,236
Notes receivable from officers..............................         1,119                                 1,119
Other assets................................................         1,050                                 1,050
                                                                  --------                              --------
    Total assets............................................      $159,410                              $169,514
                                                                  ========                              ========
        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt and current maturities of long-term debt..      $ 48,958           (48,958)(a)        $      -
  Accounts payable..........................................         2,055                                 2,055
  Accrued compensation and related payroll liabilities......         6,312                                 6,312
  Income taxes payable......................................         1,957            14,000 (d)          15,957
  Amounts due sellers of acquired business..................         8,386            (8,386)(a)               -
  Deferred income tax liabilities...........................             -             4,000 (d)           4,000
  Other accrued liabilities.................................         5,710            11,000 (e)          16,710
                                                                  --------                              --------
    Total current liabilities...............................        73,378                                45,034
Long-term debt..............................................            52                                    52
                                                                  --------                              --------
    Total liabilities.......................................        73,430                                45,086
                                                                  --------                              --------
Total stockholders' equity..................................        85,980            38,448 (a,b,c,d,e) 124,428
                                                                  --------                              --------
    Total liabilities and stockholders' equity..............      $159,410                              $169,514
                                                                  ========                              ========

                               COTELLIGENT, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 31, 2000
                       (In thousands, except share data)

                                                                       PRO FORMA
                                                  AS REPORTED         ADJUSTMENTS           PRO FORMA
                                                   (AUDITED)          (UNAUDITED)           (UNAUDITED)
                                                  -----------         -----------           -----------
Revenues.........................................  $  105,564                                $  105,564
Cost of services.................................      69,995                                    69,995
                                                   ----------                                ----------
  Gross profit...................................      35,569                                    35,569
Selling, general and administrative expenses.....      41,860                                    41,860
Depreciation and amortization of goodwill........       3,266                                     3,266
                                                   ----------                                ----------
Operating income (loss)..........................      (9,557)                                   (9,557)
                                                   ----------                                ----------
Operating income (expense)
  Interest expense...............................      (3,915)                                   (3,915)
  Interest income................................         278                                       278
  Other..........................................        (119)                                     (119)
                                                   ----------                                ----------
 Total other income (expense)....................      (3,756)                                   (3,756)
                                                   ----------                                ----------
Income (loss) from continuing operations before
 provision for income taxes......................     (13,313)                                  (13,313)
Provision (benefit) for income taxes.............      (4,660)               (798)(d)            (5,458)
                                                   ----------                                ----------
Income (loss) from continuing operations.........      (8,653)                                   (7,855)
Income (loss) from discontinued operations
 (less provision (benefit) for income taxes).....      (9,990)              8,758 (g)            (1,232)
                                                   ----------                                ----------
Net income (loss)................................  $  (18,643)                               $   (9,087)
                                                   ==========                                ==========
Earnings per share
Basic--
Income (loss) from continuing operations.........  $    (0.60)                               $    (0.55)
Income (loss) from discontinued operations.......       (0.70)                                    (0.09)
                                                   ----------                                ----------
Net income (loss)................................  $    (1.30)                               $    (0.64)
                                                   ==========                                ==========
Diluted--
Income (loss) from continuing operations.........  $    (0.60)                                    (0.55)
Income (loss) from discontinued operations.......       (0.70)                                    (0.09)
                                                   ----------                                ----------
Net income (loss)................................  $    (1.30)                               $    (0.64)
                                                   ==========                                ==========
Weighted average number of shares outstanding:
  Basic..........................................  14,298,693                                14,298,693
  Diluted........................................  14,298,693                                14,298,693

                               COTELLIGENT, INC.

             UNAUDITED NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
                                MARCH 31, 2000
                                (IN THOUSANDS)

1. Unaudited Pro Forma Consolidated Balance Sheet Adjustments:

(a) Adjustment to reflect the cash proceeds on the sale of assets to COMSYS of $116,000, less a $5,000 escrow holdback for future contingencies, plus the cash proceeds from the sale of the Orlando location of $600, less the payoff of the credit line of $48,958 and the amounts due sellers of acquired business of $8,386.
(b) Adjustments to reflect the $5,000 holdback for future contingencies and $5,000 for the contingent proceeds related to the operating results for the quarter ending June 30, 2000 in connection with the sale of assets to COMSYS.
(c) Adjustment to reflect the sale of the net assets of discontinued operations to COMSYS and the Orlando location.
(d) Adjustment to reflect federal and state income taxes on the sale of assets to COMSYS and the Ordando location.
(e) Adjustment to reflect expense of sale and potential contingencies of $11,000 from the sale of assets to COMSYS and the Orlando location.

2. Unaudited Pro Forma Consolidated Statement of Operations Adjustments:

(f) Tax rate adjusted to reflect pro forma effective tax rate of 41%.
(g) Net income associated with the discontinued operations sold to COMSYS and the Orlando location.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Cotelligent, Inc.



                                        By: /s/ Curtis J. Parker
                                           ------------------------------
                                           Curtis J. Parker
                                           Chief Accounting Officer

Date: July 17, 2000

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